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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): September 1, 2000
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                               Crown Crafts, Inc.
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             (Exact name of registrant as specified in its charter)



      Georgia                   1-7604                         58-0678148
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   (State or other      (Commission File Number)          (IRS Employer
   jurisdiction of                                        Identification
   incorporation)                                         Number)


    1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia           30328
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     (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:  (770) 644-6400
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Item 5.  Other Events.

         On August 8, 2000 the Company announced that it had reached an agreement in principle with its lenders, Wachovia Bank, N.A., Bank of America, N.A., and The Prudential Insurance Company of America, to extend to April 3, 2001 the expiration date of its loan agreements and that formal documents reflecting these new arrangements would be executed as soon as practical.

         As of September 1, 2000 the Company has refinanced its $126 million credit facilities and executed definitive agreements with its lenders to extend from August 31, 2000 to April 3, 2001 the expiration date of its loan agreements and amend the covenants in the loans. The lenders will receive an increase of 1% in interest rates and, under certain conditions, warrants exercisable for 10% of the Company's shares.

         The descriptions of the loan agreement amendments contained herein are qualified in their entirety by reference to the terms of (1) Global Amendment No. 2 to Intercreditor Agreements, (2) Amendment No. 4 to Revolving Credit Agreement, and (3) Amendment No. 5 of 1995 Note Agreement, forms of which are attached hereto as Exhibits 10.1 through 10.3, respectively, and incorporated herein by this reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits. The following is a list of the Exhibits attached hereto:

         Exhibit No. 10.1 Global Amendment No. 2 to Intercreditor Agreements Exhibit No. 10.2 Amendment No. 4 to Revolving Credit Agreement Exhibit No. 10.3 Amendment No. 5 of 1995 Note Agreement




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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                       CROWN CRAFTS, INC.



                       By: /s/ Carl A. Texter
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                            Name:       Carl A. Texter
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                            Title: Chief Financial Officer
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Dated:   September 13, 2000